Exhibit 5.1

[Goodwin Procter LLP Letterhead]

March 29, 2019

Galapagos NV

Generaal De Wittelaan L11 A3

2800 Mechelen, Belgium

Re:	Securities Being Registered under Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as U.S. counsel to you in connection with your filing of a Registration Statement on Form F-3 (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of any combination of (i) ordinary shares, no par value per share (the “Ordinary Shares”), of Galapagos NV, a limited liability company incorporated in the form of a naamloze vennootschap / société anonyme under Belgian law (the “Company”), which may be in the form of American Depositary Shares (the “American Depositary Shares”) (ii) preference shares of the Company (the “Preference Shares”), which may be in the form of American Depositary Shares, (iii) debt securities of the Company, which may be either senior debt securities or subordinated debt securities (“Debt Securities”), (iv) warrants or other rights to purchase Ordinary Shares, Preference Shares or Debt Securities (“Warrants”), and (v) units comprised of Ordinary Shares, Preference Shares, Debt Securities, Warrants and other securities in any combination ( “Units”). The Ordinary Shares (including in the form of American Depositary Shares), Preference Shares (including in the form of American Depositary Shares), Debt Securities, Warrants and Units are sometimes referred to collectively herein as the “Securities.” Securities may be issued in an unspecified number (with respect to Ordinary Shares (including in the form of American Depositary Shares), Preference Shares (including in the form of American Depositary Shares), Warrants and Units) or in an unspecified principal amount (with respect to Debt Securities). The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement.

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company.

The opinions set forth below are limited to the law of New York.

For purposes of the opinions set forth below, without limiting any other exceptions or qualifications set forth herein, we have assumed that (i) each of the Debt Securities, Warrants and Units, and the indentures, warrant agreements, unit agreements and other agreements governing Securities offered pursuant to the Registration Statement will be governed by the internal law of New York and (ii) after the issuance of any Securities offered pursuant to the Registration Statement, the total number of issued shares of Ordinary Shares or Preference Shares, as applicable, together with the total number of shares of such stock issuable upon the exercise, exchange, conversion or settlement, as the case may be, of any exercisable, exchangeable or convertible security (including without limitation any Unit), as the case may be, then outstanding, will not exceed the total number of authorized shares of Ordinary Shares or Preference Shares, as applicable, available for issuance under the Company’s articles of association as then in effect.

Galapagos NV

March 29, 2019

For purposes of the opinions set forth below, we refer to the following as the “Future Authorization and Issuance” of Securities:

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with respect to any of the Securities, (a) the authorization by the Company of the amount, terms and issuance of such Securities (the “Authorization”) and (b) the issuance of such Securities in accordance with the Authorization therefor upon the receipt by the Company of the consideration to be paid therefor in accordance with the Authorization;

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with respect to Debt Securities, (a) the authorization, execution and delivery of the indenture or a supplemental indenture relating to such Securities by the Company and the trustee thereunder and/or (b) the establishment of the terms of such Securities by the Company in conformity with the applicable indenture or supplemental indenture and applicable law, and (c) the execution, authentication and issuance of such Securities in accordance with the applicable indenture or supplemental indenture and applicable law; and

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with respect to Warrants or Units, (a) the authorization, execution and delivery by the Company and the other parties thereto of any agreement under which such Securities are to be issued, and (b) the establishment of the terms of such Securities and the issuance of such Securities in conformity with those terms, the terms of any applicable agreement and applicable law.

Based upon the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that:

1.    Upon the Future Authorization and Issuance of Debt Securities, such Debt Securities will be valid and binding obligations of the Company.

2.    Upon the Future Authorization and Issuance of Warrants, such Warrants will be valid and binding obligations of the Company.

3.    Upon the Future Authorization and Issuance of Units, such Units will be valid and binding obligations of the Company.

Galapagos NV

March 29, 2019

The opinions expressed above are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity.

This opinion letter and the opinions it contains shall be interpreted in accordance with the Legal Opinion Principles issued by the Committee on Legal Opinions of the American Bar Association’s Business Law Section as published in 53 Business Lawyer 831 (May 1998).

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ GOODWIN PROCTER LLP

GOODWIN PROCTER LLP